     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2000

                                                          Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)


Delaware                                    41-0617000
(State of Incorporation)                    (I.R.S. Employer Identification No.)
11840 Valley View Road
Eden Prairie, Minnesota                     55344
(Address of Principal Executive Offices)    (Zip Code)




                         SUPERVALU INC. 1997 Stock Plan
                            (Full title of the plan)

                                Warren E. Simpson
                Senior Corporate Counsel and Assistant Secretary
                                 SUPERVALU INC.
                             11840 Valley View Road
                          Eden Prairie, Minnesota 55344
                     (Name and address of agent for service)


                                 (952) 828-4000

          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum        Proposed maximum
  Title of securities          Amount to be           offering price        aggregate offering          Amount of
    to be registered            registered         price per share (1)           price (1)          registration fee
----------------------------------------------------------------------------------------------------------------------

Common Stock
($1.00 par value)         3,000,000 shares        $    14.59375           $     43,781,250         $    11,558.25
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on March 10, 2000.

                         SUPERVALU INC. 1997 Stock Plan

     The contents of the Registration Statement on Form S-8 bearing registration number 333-24813, are incorporated herein by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on March 13, 2000.

                                       SUPERVALU INC.
                                       (Registrant)

                                       By /s/ John P. Breedlove
                                          --------------------------------------
                                          John P. Breedlove
                                          Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 13, 2000.


Signature and Title
-------------------

         Name                                        Title
         ----                                        -----


     /s/ Michael W. Wright             Chairman of the Board, President,
------------------------------------   Chief Executive Officer and Director
Michael W. Wright                      (Principal Executive Officer)


      /s/ Pamela K.Knous               Executive Vice President and
------------------------------------   Chief Financial Officer
Pamela K. Knous                        (Principal Financial and Accounting
                                       Officer)


               *                       Director
------------------------------------
Lawrence A. Del Santo


               *                       Director
------------------------------------
Susan E. Engel


               *                       Director
------------------------------------
Edwin C. Gage


               *                       Director
------------------------------------
William A. Hodder


               *                       Director
------------------------------------
Garnett L. Keith, Jr.


               *                       Director
------------------------------------
Richard L. Knowlton


               *                       Director
------------------------------------
Charles M. Lillis


               *                       Director
------------------------------------
Harriet Perlmutter


               *                       Director
------------------------------------
Steven S. Rogers


               *                       Director
------------------------------------
Carole F. St. Mark



* By  /s/ John P. Breedlove
     -------------------------------
          John P. Breedlove
          Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit No.                                                             Page No.
-----------                                                             --------

23.1              Consent of KPMG LLP.                                     i

23.2              Consent of Deloitte & Touche LLP                         ii

23.3              Consent of Ernst & Young LLP                             iii

24                Powers of Attorney                                       iv-v